EXHIBIT 23.01
                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49293 and Form S-8 No. 33-46702) pertaining to the 1990 Stock Option Plan of Law Companies Group, Inc., the Registration Statement (Form S-8 No. 33-48096) pertaining to the Employee Stock Purchase Plan of LawGibb Group, Inc., and the Registration Statement (Form S-8 No. 33-99114) pertaining to the 401(k) Savings Plan of Law Companies Group, Inc., of our report dated March 9, 2001, with respect to the consolidated financial statements of LawGibb Group, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Our audits also included the financial statement schedule of LawGibb Group, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                          /s/ Ernst & Young LLP
                                          ------------------------
                                          Ernst & Young LLP



Atlanta, Georgia
March 29, 2001